Capital City Bank Group, Inc.

Reports Fourth Quarter and Full Year 2018 Results

TALLAHASSEE, Fla. (January 29, 2019) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income of $8.5 million, or $0.50 per diluted share for the fourth quarter of 2018 compared to net income of $6.0 million, or $0.35 per diluted share for the third quarter of 2018, and $3,000, or $0.00 per diluted share for the fourth quarter of 2017.  Earnings for the fourth quarter of 2017 included a $4.1 million, or $0.24 per diluted share, income tax expense related to the Tax Cuts and Jobs Act.

For the full year 2018, net income totaled $26.2 million, or $1.54 per diluted share, compared to net income of $10.9 million, or $0.64 per diluted share for 2017.  Net income for 2018 included tax benefits totaling $3.3 million, or $0.19 per diluted share related to 2017 plan year pension plan contributions made during 2018.

Fourth Quarter 2018 HIGHLIGHTS

•    Earnings per diluted share of $0.50, included other real estate gain of $0.09 per share

•    Continued growth in net interest income, up $0.7 million, or 3.1 % sequentially

•    Continued reduction in classified assets, 16% sequentially

•    Tangible capital ratio of 7.58%

•    Repurchased 324,000 shares of common stock

Full Year 2018 HIGHLIGHTS

•    Earnings per diluted share of $1.54, included tax benefits of $0.19 per share and higher other real estate gains of $0.05 per share

•    Continued improvement in operating leverage driven by margin expansion

-        Net interest income up $9.5 million, or 11.5%

-        Net interest margin up 27 basis points to 3.64%

-        Average loan growth of $100 million, or 6.2%

•    Continued reduction in classified assets, 28%

“2018 produced marked improvement and continues to move us closer to our historical performance levels,” said William G. Smith, Jr., Chairman, President and CEO. “Record loan growth, a rising rate environment and tax reform were all major contributors to our earnings growth.  Asset sensitivity and a strong core deposit base produced a net interest margin of 3.64%, up 27 basis points year over year.  Lowering our efficiency ratio is a top priority and we have multiple strategies in place to grow revenues and reduce expenses.  Florida is growing and we are once again on offense following a number of years playing defense after the crisis.  We appreciate our shareowners’ confidence in our management team and will remain focused on implementing strategies that produce long-term value for our shareowners.”

Compared to the third quarter of 2018, the $3.3 million increase in operating profit reflected a $2.2 million decrease in noninterest expense, a $0.7 million increase in net interest income, and a $0.5 million reduction in the loan loss provision, partially offset by lower noninterest income of $0.1 million.  During the fourth quarter of 2018, we sold a banking office and realized a $2.0 million gain, which was reflected in noninterest expense (other real estate).

Compared to the fourth quarter of 2017, the $4.0 million increase in operating profit reflected a $2.9 million increase in net interest income, a $0.4 million decrease in noninterest expense, a $0.4 million reduction in the loan loss provision, and  higher noninterest income of $0.3 million.

For the full year 2018, the $6.6 million increase in operating profit compared to 2017 was attributable to a $9.5 million increase in net interest income, partially offset by a $2.0 million increase in noninterest expense, a $0.7 million increase in the loan loss provision, and lower noninterest income of $0.2 million.

Our return on average assets (“ROA”) was 1.18% and our return on average equity (“ROE”) was 11.10% for the fourth quarter of 2018.  These metrics were 0.84% and 7.98% for the third quarter of 2018, respectively, and 0.00% and 0.00% for the fourth quarter of 2017, respectively.  For the full year 2018, our ROA was 0.92% and our ROE was 8.89% compared to 0.39% and 3.83%, respectively, for 2017.

Discussion of Operating Results

Tax-equivalent net interest income for the fourth quarter of 2018 was $24.5 million compared to $23.8 million for the third quarter of 2018 and $21.8 million for the fourth quarter of 2017.  For the full year 2018, tax-equivalent net interest income totaled $93.2 million compared to $84.2 million for 2017.  The increase in tax-equivalent net interest income compared to all prior periods reflected higher interest rates and a favorable shift in the earning asset mix. Higher rates were earned on overnight funds, investment securities and loans, partially offset by a higher cost on our negotiated rate deposits.

The federal funds target rate ended the year at a range of 2.25%-2.50%. This was the result of four rates increases in 2018, which positively affected our net interest income due to favorable repricing of our variable and adjustable rate earning assets. Although these increases resulted in higher rates paid on our negotiated rate deposit products, we continue to prudently manage our overall cost of funds, which was 31 basis points for the fourth quarter of 2018 compared to 28 basis points for the third quarter of 2018 and 27 basis points for the full year 2018. In conjunction with our overall balance sheet management, we continue to review our deposit board rates to determine whether rate increases are appropriate. We have developed several new deposit products designed to attract new clients or help maintain existing relationships for clients seeking higher returns on their deposit balances.  While rising rates and client expectations will generally result in a higher cost of funds, we will continue to prudently manage the mix and costs of our deposit base as we have done in the past.

Our net interest margin for the fourth quarter of 2018 was 3.81%, an increase of nine basis points over the third quarter of 2018 and an increase of 36 basis points over the fourth quarter of 2017.  For the full year 2018, our net interest margin increased 27 basis points to 3.64%.  The increase in our margin compared to all prior periods noted above reflected rising interest rates and a favorable shift in our earning asset mix, which resulted in higher net interest income in each period.

Our provision for loan losses for the fourth quarter of 2018 was $0.5 million compared to $0.9 million for the third quarter of 2018 and $0.8 million for the fourth quarter of 2017.  The reduction in our provision compared to the third quarter of 2018 was primarily attributable to a decrease in impaired loan reserves.  For the full year 2018, our loan loss provision was $2.9 million compared to $2.2 million for 2017 with the increase driven by growth in the loan portfolio.  At December 31, 2018, our allowance for loan losses of $14.2 million represented 0.80% of outstanding loans (net of overdrafts) and provided coverage of 207% of nonperforming loans compared to 0.80% and 207%, respectively, at September 30, 2018 and 0.80% and 186%, respectively, at December 31, 2017.

Noninterest income for the fourth quarter of 2018 totaled $13.2 million, a decrease of $0.1 million, or 0.5%, from the third quarter of 2018 and a $0.3 million, or 2.6%, increase over the fourth quarter of 2017.  Compared to the fourth quarter of 2017, the increase was attributable to higher deposit fees, wealth management fees, and other income.  For the full year 2018, noninterest income totaled $51.6 million, a $0.2 million, or 0.3%, decrease from 2017, and reflected lower mortgage banking fees of $1.0 million, partially offset by higher other income of $0.5 million and wealth management fees of $0.4 million.  The lower level of mortgage banking fees was due to a reduction in the volume of loans sold in secondary market as adjustable rate loan production has picked up momentum and is being retained in our loan portfolio instead of sold on the secondary market.  Total residential loan production (secondary market sales and portfolio) during 2018 was comparable to the prior year. The increase in other income reflected higher signing bonus income from processing contracts and miscellaneous income.  The increase in wealth management was attributable to higher trust fees and reflected growth in assets under management.

Noninterest expense for the fourth quarter of 2018 totaled $26.5 million, a decrease of $2.2 million, or 7.6%, from the third quarter of 2018 and $0.4 million, or 1.5%, from the fourth quarter of 2017.  The decrease from the third quarter of 2018 was primarily attributable to lower other real estate owned (“OREO”) expense of $2.0 million and other expense of $0.7 million, partially offset by higher compensation expense of $0.4 million.  The lower OREO expense reflected a $2.0 million gain from the sale of a banking office in the fourth quarter of 2018.  The reduction in other expense was attributable to a decline in other losses, and lower professional fees and processing fees.  Higher cash incentive expense drove the increase in compensation expense.  For the full year 2018, noninterest expense totaled $111.5 million, an increase of $2.0 million, or 1.9%, over 2017 attributable to an increase in other expense of $1.4 million, compensation expense of $1.6 million, and occupancy expense of $0.7 million, partially offset by lower OREO expense of $1.6 million.  The increase in other expense was attributable to higher professional fees of $1.3 million.  The increase in professional fees reflected costs associated with several consulting projects, including both profit enhancements projects and the upgrading of ancillary systems, all of which were essentially complete at the end of the third quarter.  Higher salary expense, primarily cash incentives, drove the increase in compensation expense.  Slightly higher base salaries and contractual employment also contributed to the increase, but to a lesser extent.  Occupancy expense increased due to higher equipment/software maintenance agreement expense and to a lesser extent an increase in building maintenance costs (partly related to Hurricane Michael).  The aforementioned $2.0 million gain from the sale of a banking office drove the improvement in OREO expense.  The same factors drove the variances for the fourth quarter of 2018 versus fourth quarter of 2017.

For 2018, we realized income tax expense of $3.4 million, which reflected four discrete tax benefit items totaling $3.6 million resulting from the effect of federal tax reform enacted in December 2017.  Three items totaling $3.3 million related to pension plan contributions made in 2018 for the plan year 2017.  These pension related items were $1.5 million for the first quarter, $1.4 million for the second quarter and $0.4 million for the third quarter.  In addition, we realized a discrete tax item in the fourth quarter of 2018 for $0.3 million related to a cost segregation analysis for various properties we own that also benefited from the effects of federal tax reform.  Absent these discrete items, our effective tax rate would have been approximately 24%.  Income tax expense for the fourth quarter of 2017 included a $4.1 million discrete tax expense related to the Tax Cuts and Jobs Act.

Discussion of Financial Condition

Average earning assets were $2.554 billion for the fourth quarter of 2018, an increase of $19.2 million, or 0.8%, over the third quarter of 2018, and an increase of $42.5 million, or 1.7%, over the fourth quarter of 2017.  The increase in average earning assets compared to both prior periods reflects a higher level of deposits.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $80.8 million during the fourth quarter of 2018 compared to an average net overnight funds sold position of $63.6 million in the third quarter of 2018 and $174.6 million in the fourth quarter of 2017.  Compared to the third quarter of 2018, the increase in average net overnight funds primarily reflected an increase in noninterest bearing deposits and a decrease in our investment portfolio. The decrease compared to the fourth quarter 2017 was primarily attributable to growth in our loan portfolio.

Average loans increased $38.5 million, or 2.2% compared to the third quarter of 2018, and have grown $144.8 million, or 8.8% compared to the fourth quarter of 2017.  The increase compared to the third quarter 2018 reflected growth in all loan types except home equity loans and construction loans. The increase compared to the fourth quarter 2017 reflected growth in all loan types except home equity loans. Over the course of 2018, we purchased both adjustable rate residential loans and fixed and adjustable rate commercial real estate loan pools totaling $26.1 million based on principal balances at the time of purchase.

We continue to make minor modifications on some of our lending programs to try to mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets and strategic loan purchases, have helped to increase overall loan growth.  In the current rising rate environment, our fixed rate offerings are reviewed frequently and rate increases are implemented as appropriate.

Nonperforming assets (nonaccrual loans and OREO) totaled $9.1 million at December 31, 2018, representing a decrease of $0.5 million, or 5.1%, from September 30, 2018, and a decrease of $2.0 million, or 18.0%, from December 31, 2017.  Nonaccrual loans totaled $6.9 million at December 31, 2018, comparable to September 30, 2018 and a $0.3 million decrease from December 31, 2017.  The balance of OREO totaled $2.2 million at December 31, 2018, a decrease of $0.5 million from September 30, 2018 and a decrease of $1.7 million from December 31, 2017.  For 2018, we added properties totaling $2.1 million, sold properties totaling $2.8 million and recorded valuation adjustments totaling $1.0 million.  Nonperforming assets represented 0.31% of total assets at December 31, 2018 compared to 0.34% at September 30, 2018 and 0.38% at December 31, 2017.

Average total deposits were $2.412 billion for the fourth quarter of 2018, an increase of $20.1 million, or 0.8%, over the third quarter of 2018, and an increase of $34.0 million, or 1.4%, over the fourth quarter of 2017.  The increase in deposits compared to the third quarter of 2018 reflected higher noninterest bearing deposit and savings accounts, partially offset by lower money market accounts and certificates of deposit balances. The increase in deposits compared to the fourth quarter of 2017 reflected growth in noninterest bearing accounts, public fund deposits, and savings accounts, partially offset by declines in certificates of deposit. Average public fund balances typically peak in the first quarter and trend downward through the middle of the fourth quarter due to the cycle of tax receipts.

Deposit levels continue to be closely monitored and managed in conjunction with runoff from the investment portfolio.  We monitor deposit rates on an ongoing basis as prudent pricing discipline remains the key to managing our mix of deposits.

Shareowners’ equity was $302.6 million at December 31, 2018, compared to $298.0 million at September 30, 2018 and $284.2 million at December 31, 2017.  At December 31, 2018, our common stock had a book value of $18.00 per diluted share compared to $17.40 at September 30, 2018 and $16.65 at December 31, 2017.  During the fourth quarter of 2018, we repurchased 324,441 shares of our stock at $24.75 per share.  Book value is impacted through other comprehensive income by the net unrealized gains and losses in our available for sale investment portfolio.  At December 31, 2018, the net after tax unrealized loss was $2.0 million compared to $3.4 million at September 30, 2018 and $1.7 million at December 31, 2017.  Book value is also impacted by the recording of our unfunded pension liability through other comprehensive income during the fourth quarter.  At December 31, 2018, the net after tax pension liability reflected in accumulated other comprehensive loss was $26.8 million compared to $30.3 million at December 31, 2017.

At December 31, 2018, our leverage ratio was 10.89% compared to 10.99% and 10.47% at September 30, 2018 and December 31, 2017, respectively.  Further, our risk-adjusted capital ratio was 17.13%, 16.94%, and 17.10% on these respective dates.  Our common equity tier 1 ratio was 13.58% at December 31, 2018, compared to 13.43% at September 30, 2018 and 13.42% at December 31, 2017.  At December 31, 2018, all of our capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $3.0 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 59 banking offices and 82 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: the accuracy of the our financial statement estimates and assumptions; legislative or regulatory changes, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect our computer systems or fraud related to debit card products; changes in consumer spending and savings habits; our growth and profitability; the strength of the U.S. economy and the local economies where we conduct operations; the effects of a non-diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and a tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Shareowners' Equity (GAAP)		$302,587	$298,016	$293,571	$288,360	$284,210
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	217,776	213,205	208,760	203,549	199,399
Total Assets (GAAP)		2,959,183	2,819,190	2,880,278	2,924,832	2,898,794
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,874,372	$2,734,379	$2,795,467	$2,840,021	$2,813,983
Tangible Common Equity Ratio (non-GAAP)	A/B	7.58%	7.80%	7.47%	7.17%	7.09%
Actual Diluted Shares Outstanding (GAAP)	C	16,808,542	17,127,846	17,114,380	17,088,419	17,071,107
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$12.96	$12.45	$12.20	$11.91	$11.68

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

EARNINGS
Net Income	$8,458	$5,990	$3	$26,224	$10,863
Net Income Per Common Share	$0.50	$0.35	$0.00	$1.54	$0.64
PERFORMANCE
Return on Average Assets	1.18%	0.84%	0.00%	0.92%	0.39%
Return on Average Equity	11.10%	7.98%	0.00%	8.89%	3.83%
Net Interest Margin	3.81%	3.72%	3.45%	3.64%	3.37%
Noninterest Income as % of Operating Revenue	35.22%	36.04%	37.51%	35.79%	38.41%
Efficiency Ratio	70.21%	77.37%	77.50%	77.05%	80.50%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	16.36%	16.17%	16.33%	16.36%	16.33%
Total Capital Ratio	17.13%	16.94%	17.10%	17.13%	17.10%
Tangible Common Equity Ratio	7.58%	7.80%	7.09%	7.58%	7.09%
Leverage Ratio	10.89%	10.99%	10.47%	10.89%	10.47%
Common Equity Tier 1 Ratio	13.58%	13.43%	13.42%	13.58%	13.42%
Equity to Assets	10.23%	10.57%	9.80%	10.23%	9.80%
ASSET QUALITY
Allowance as % of Non-Performing Loans	206.79%	207.06%	185.87%	206.79%	185.87%
Allowance as a % of Loans	0.80%	0.80%	0.80%	0.80%	0.80%
Net Charge-Offs as % of Average Loans	0.10%	0.06%	0.21%	0.12%	0.14%
Nonperforming Assets as % of Loans and ORE	0.51%	0.54%	0.67%	0.51%	0.67%
Nonperforming Assets as % of Total Assets	0.31%	0.34%	0.38%	0.31%	0.38%
STOCK PERFORMANCE
High	$26.95	$25.91	$26.01	$26.95	$26.01
Low	19.92	23.19	22.21	19.92	17.68
Close	$23.21	$23.34	$22.94	$23.21	$22.94
Average Daily Trading Volume	21,455	16,500	19,112	21,082	23,793

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2018				2017
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSETS
Cash and Due From Banks	$62,032	$48,423	$56,573	$47,804	$58,419
Funds Sold and Interest Bearing Deposits	213,968	26,839	107,066	250,821	227,023
Total Cash and Cash Equivalents	276,000	75,262	163,639	298,625	285,442

Investment Securities Available for Sale	446,157	484,243	493,662	471,836	480,911
Investment Securities Held to Maturity	217,320	227,923	236,764	225,552	216,679
Total Investment Securities	663,477	712,166	730,426	697,388	697,590

Loans Held for Sale	6,869	8,297	8,246	4,845	4,817

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	233,689	239,044	222,406	198,775	218,166
Real Estate - Construction	89,527	87,672	88,169	80,236	77,966
Real Estate - Commercial	602,061	596,391	575,993	551,309	535,707
Real Estate - Residential	334,197	333,896	320,296	307,050	308,159
Real Estate - Home Equity	210,111	212,942	218,851	223,994	229,513
Consumer	295,040	294,040	285,599	284,356	278,622
Other Loans	8,018	8,167	11,648	14,988	3,747
Overdrafts	1,582	1,602	1,513	1,187	1,612
Total Loans, Net of Unearned Interest	1,774,225	1,773,754	1,724,475	1,661,895	1,653,492
Allowance for Loan Losses	(14,210)	(14,219)	(13,563)	(13,258)	(13,307)
Loans, Net	1,760,015	1,759,535	1,710,912	1,648,637	1,640,185

Premises and Equipment, Net	87,190	89,567	90,000	90,939	91,698
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	2,229	2,720	3,373	3,330	3,941
Other Assets	78,592	86,832	88,871	96,257	90,310
Total Other Assets	252,822	263,930	267,055	275,337	270,760

Total Assets	$2,959,183	$2,819,190	$2,880,278	$2,924,832	$2,898,794

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$947,858	$934,146	$937,241	$890,482	$874,583
NOW Accounts	867,209	713,967	778,131	859,704	877,820
Money Market Accounts	237,739	254,099	257,965	257,422	239,212
Regular Savings Accounts	358,306	352,508	354,156	353,996	335,140
Certificates of Deposit	120,744	126,496	131,697	137,280	143,122
Total Deposits	2,531,856	2,381,216	2,459,190	2,498,884	2,469,877

Short-Term Borrowings	13,541	16,644	7,021	4,893	7,480
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	8,568	12,456	12,897	13,333	13,967
Other Liabilities	49,744	57,971	54,712	66,475	70,373

Total Liabilities	2,656,596	2,521,174	2,586,707	2,636,472	2,614,584

SHAREOWNERS' EQUITY
Common Stock	167	171	171	171	170
Additional Paid-In Capital	31,058	38,325	37,932	37,343	36,674
Retained Earnings	300,177	293,254	288,800	283,990	279,410
Accumulated Other Comprehensive Loss, Net of Tax	(28,815)	(33,734)	(33,332)	(33,144)	(32,044)

Total Shareowners' Equity	302,587	298,016	293,571	288,360	284,210

Total Liabilities and Shareowners' Equity	$2,959,183	$2,819,190	$2,880,278	$2,924,832	$2,898,794

OTHER BALANCE SHEET DATA
Earning Assets	$2,658,539	$2,521,056	$2,570,213	$2,614,949	$2,582,922
Interest Bearing Liabilities	1,658,994	1,529,057	1,594,754	1,679,515	1,669,628

Book Value Per Diluted Share	$18.00	$17.40	$17.15	$16.87	$16.65
Tangible Book Value Per Diluted Share	12.96	12.45	12.20	11.91	11.68

Actual Basic Shares Outstanding	16,748	17,059	17,056	17,044	16,989
Actual Diluted Shares Outstanding	16,809	17,128	17,114	17,088	17,071

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Twelve Months Ended
	2018				2017	December 31,
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2018	2017

INTEREST INCOME
Interest and Fees on Loans	$22,431	$21,618	$20,533	$19,535	$19,513	$84,117	$75,717
Investment Securities	3,478	3,472	3,156	2,762	2,520	12,868	9,147
Funds Sold	461	302	730	917	594	2,410	2,066
Total Interest Income	26,370	25,392	24,419	23,214	22,627	99,395	86,930

INTEREST EXPENSE
Deposits	1,312	1,068	995	868	590	4,243	1,789
Short-Term Borrowings	53	41	8	8	5	110	82
Subordinated Notes Payable	572	568	552	475	431	2,167	1,634
Other Long-Term Borrowings	85	92	94	100	112	371	443
Total Interest Expense	2,022	1,769	1,649	1,451	1,138	6,891	3,948
Net Interest Income	24,348	23,623	22,770	21,763	21,489	92,504	82,982
Provision for Loan Losses	457	904	815	745	826	2,921	2,215
Net Interest Income after Provision for Loan Losses	23,891	22,719	21,955	21,018	20,663	89,583	80,767

NONINTEREST INCOME
Deposit Fees	5,172	5,207	4,842	4,872	5,040	20,093	20,335
Bank Card Fees	2,830	2,828	2,909	2,811	2,830	11,378	11,191
Wealth Management Fees	2,320	2,181	2,037	2,173	2,172	8,711	8,284
Mortgage Banking Fees	1,129	1,343	1,206	1,057	1,410	4,735	5,754
Other	1,787	1,749	1,548	1,564	1,445	6,648	6,182
Total Noninterest Income	13,238	13,308	12,542	12,477	12,897	51,565	51,746

NONINTEREST EXPENSE
Compensation	16,322	15,891	15,797	15,911	15,102	63,921	62,312
Occupancy, Net	4,804	4,645	4,503	4,551	4,400	18,503	17,837
Other Real Estate, Net	(1,663)	347	248	626	355	(442)	1,135
Other	7,042	7,816	7,845	6,818	7,040	29,521	28,163
Total Noninterest Expense	26,505	28,699	28,393	27,906	26,897	111,503	109,447

OPERATING PROFIT	10,624	7,328	6,104	5,589	6,663	29,645	23,066
Income Tax Expense (Benefit)	2,166	1,338	101	(184)	6,660	3,421	12,203
NET INCOME	$8,458	$5,990	$6,003	$5,773	$3	$26,224	$10,863

PER SHARE DATA
Basic Net Income	$0.50	$0.35	$0.35	$0.34	$0.00	$1.54	$0.64
Diluted Net Income	0.50	0.35	0.35	0.34	0.00	1.54	0.64
Cash Dividend	$0.09	$0.09	$0.07	$0.07	$0.07	$0.32	$0.24
AVERAGE SHARES
Basic	16,989	17,056	17,045	17,028	16,967	17,029	16,952
Diluted	17,050	17,125	17,104	17,073	17,050	17,072	17,013

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Twelve Months Ended
	2018				2017	December 31,
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2018	2017

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$14,219	$13,563	$13,258	$13,307	$13,339	$13,307	$13,431
Provision for Loan Losses	457	904	815	745	826	2,921	2,215
Net Charge-Offs	466	248	510	794	858	2,018	2,339
Balance at End of Period	$14,210	$14,219	$13,563	$13,258	$13,307	$14,210	$13,307
As a % of Loans	0.80%	0.80%	0.78%	0.80%	0.80%	0.80%	0.80%
As a % of Nonperforming Loans	206.79%	207.06%	236.25%	181.26%	185.87%	206.79%	185.87%

CHARGE-OFFS
Commercial, Financial and Agricultural	$53	$268	$141	$182	$664	$644	$1,357
Real Estate - Construction	-	-	-	7	-	7	-
Real Estate - Commercial	-	25	-	290	42	315	685
Real Estate - Residential	111	106	456	107	126	780	411
Real Estate - Home Equity	106	112	157	158	48.00	533	190
Consumer	728	463	509	695	577	2,395	2,193
Total Charge-Offs	$998	$974	$1,263	$1,439	$1,457	$4,674	$4,836

RECOVERIES
Commercial, Financial and Agricultural	$128	$78	$87	$166	$113	$459	$313
Real Estate - Construction	25	-	-	1	-	26	50
Real Estate - Commercial	13	222	15	123	24	373	174
Real Estate - Residential	106	107	346	84	141	643	616
Real Estate - Home Equity	61	47	22	61	67	191	219
Consumer	199	272	283	210	254	964	1,125
Total Recoveries	$532	$726	$753	$645	$599	$2,656	$2,497

NET CHARGE-OFFS	$466	$248	$510	$794	$858	$2,018	$2,339

Net Charge-Offs as a % of Average Loans (1)	0.10%	0.06%	0.12%	0.20%	0.21%	0.12%	0.14%

RISK ELEMENT ASSETS
Nonaccruing Loans	$6,872	$6,867	$5,741	$7,314	$7,159
Other Real Estate Owned	2,229	2,720	3,373	3,330	3,941
Total Nonperforming Assets	$9,101	$9,587	$9,114	$10,644	$11,100

Past Due Loans 30-89 Days	$4,757	$3,684	$3,472	$4,268	$4,543
Past Due Loans 90 Days or More (accruing)	-	126	-	-	36
Classified Loans	22,888	27,039	29,583	31,709	31,002
Performing Troubled Debt Restructuring's	$22,084	$28,661	$29,981	$31,472	$32,164

Nonperforming Loans as a % of Loans	0.39%	0.39%	0.33%	0.44%	0.43%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.51%	0.54%	0.52%	0.64%	0.67%
Nonperforming Assets as a % of Total Assets	0.31%	0.34%	0.32%	0.36%	0.38%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Fourth Quarter 2018			Third Quarter 2018			Second Quarter 2018			First Quarter 2018			Fourth Quarter 2017			Dec 2018 YTD			Dec 2017 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,785,570	22,556	5.01%	$1,747,093	21,733	4.94%	$1,691,287	20,625	4.89%	$1,647,612	19,636	4.83%	$1,640,738	19,696	4.76%	$1,718,348	84,550	4.92%	$1,618,583	76,385	4.72%

Investment Securities
Taxable Investment Securities	637,735	3,325	2.08	663,639	3,290	1.98	643,516	2,945	1.83	619,137	2,523	1.64	602,353	2,263	1.50	641,120	12,083	1.88	595,790	8,095	1.36
Tax-Exempt Investment Securities	50,362	193	1.54	60,952	229	1.50	72,478	266	1.47	84,800	318	1.50	94,329	393	1.67	67,037	1,006	1.50	97,867	1,610	1.65

Total Investment Securities	688,097	3,518	2.04	724,591	3,519	1.94	715,994	3,211	1.79	703,937	2,841	1.62	696,682	2,656	1.52	708,157	13,089	1.85	693,657	9,705	1.40

Funds Sold	80,815	461	2.26	63,608	302	1.88	158,725	730	1.84	240,916	917	1.54	174,565	594	1.35	135,379	2,410	1.78	189,991	2,066	1.09

Total Earning Assets	2,554,482	$26,535	4.12%	2,535,292	$25,554	4.00%	2,566,006	$24,566	3.84%	2,592,465	$23,394	3.66%	2,511,985	$22,946	3.63%	2,561,884	$100,049	3.91%	2,502,231	$88,156	3.52%

Cash and Due From Banks	52,344			49,493			50,364			52,711			51,235			51,222			51,091
Allowance for Loan Losses	(14,642)			(14,146)			(13,521)			(13,651)			(13,524)			(13,993)			(13,541)
Other Assets	257,061			256,285			258,255			260,595			272,755			258,035			276,315

Total Assets	$2,849,245			$2,826,924			$2,861,104			$2,892,120			$2,822,451			$2,857,148			$2,816,096

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$739,225	$995	0.53%	$733,255	$773	0.42%	$790,335	$725	0.37%	$863,175	$659	0.31%	$782,133	$400	0.20%	$781,026	$3,152	0.40%	$805,861	$1,094	0.14%
Money Market Accounts	248,486	216	0.34	254,440	190	0.30	255,143	166	0.26	246,576	103	0.17	249,953	80	0.13	251,175	675	0.27	258,304	252	0.10
Savings Accounts	356,723	44	0.05	352,833	43	0.05	351,664	43	0.05	343,987	42	0.05	333,703	41	0.05	351,341	172	0.05	323,928	159	0.05
Time Deposits	123,193	57	0.18	129,927	62	0.19	134,171	61	0.18	140,359	64	0.18	145,622	69	0.19	131,860	244	0.18	151,301	284	0.19
Total Interest Bearing Deposits	1,467,627	1,312	0.37%	1,470,455	1,068	0.30%	1,531,313	995	0.27%	1,594,097	868	0.23%	1,511,411	590	0.16%	1,515,402	4,243	0.29%	1,539,394	1,789	0.12%

Short-Term Borrowings	15,424	53	1.36%	12,949	41	1.24%	6,633	8	0.49%	8,869	8	0.37%	8,074	5	0.25%	10,992	110	0.99%	9,927	82	0.82%
Subordinated Notes Payable	52,887	572	4.23	52,887	568	4.20	52,887	552	4.13	52,887	475	3.60	52,887	431	3.19	52,887	2,167	4.04	52,887	1,634	3.05
Other Long-Term Borrowings	9,918	85	3.40	12,729	92	2.87	13,151	94	2.88	13,787	100	2.93	14,726	112	3.01	12,387	371	3.00	15,174	443	2.92

Total Interest Bearing Liabilities	1,545,856	$2,022	0.54%	1,549,020	$1,769	0.47%	1,603,984	$1,649	0.43%	1,669,640	$1,451	0.37%	1,587,098	$1,138	0.29%	1,591,668	$6,891	0.45%	1,617,382	$3,948	0.25%

Noninterest Bearing Deposits	944,748			921,817			900,643			862,009			867,000			907,571			832,477
Other Liabilities	56,445			58,330			64,671			72,969			80,309			63,045			82,833

Total Liabilities	2,547,049			2,529,167			2,569,298			2,604,618			2,534,407			2,562,284			2,532,692

SHAREOWNERS' EQUITY:	302,196			297,757			291,806			287,502			288,044			294,864			283,404

Total Liabilities and Shareowners' Equity	$2,849,245			$2,826,924			$2,861,104			$2,892,120			$2,822,451			$2,857,148			$2,816,096

Interest Rate Spread		$24,513	3.58%		$23,785	3.53%		$22,917	3.41%		$21,943	3.29%		$21,808	3.33%		$93,158	3.46%		$84,208	3.27%

Interest Income and Rate Earned(1)		26,535	4.12		25,554	4.00		24,566	3.84		23,394	3.66		22,946	3.63		100,049	3.91		88,156	3.52
Interest Expense and Rate Paid(2)		2,022	0.31		1,769	0.28		1,649	0.26		1,451	0.23		1,138	0.18		6,891	0.27		3,948	0.16

Net Interest Margin		$24,513	3.81%		$23,785	3.72%		$22,917	3.58%		$21,943	3.43%		$21,808	3.45%		$93,158	3.64%		$84,208	3.37%

(1) Interest and average rates are calculated on a tax-equivalent basis using a 21% Federal tax rate for 2018 and a 35% Federal tax rate for 2017.
(2) Rate calculated based on average earning assets.